UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2018

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3565 General Atomics Court, Suite 100
San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On December 7, 2018 OncoSec Medical Incorporated (the “Company”) completed the second closing of 4,666,667 shares of its common stock, par value $0.0001 per share, (the “Common Stock”) at a price of $1.50 per share pursuant to the Company’s previously announced registered direct offering with Alpha Holdings, Inc. (“Alpha”). The Company received total proceeds from the offering, before expenses, of $8 million in cash from the first closing and $7 million in cash from the second closing. In connection with the offering, on August 31, 2018 the Company entered into a stock purchase agreement (the “Purchase Agreement”) with Alpha. There were no underwriting or placement agent fees associated with the offering.

The Company had previously registered the shares of Common Stock sold in connection with the registered direct offering with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3, as amended (File No. 333-213036) (the “Registration Statement”) filed on August 9, 2016, and declared effective by the SEC August 26, 2016, covering shares of the Company’s Common Stock. The Company is filing this current report on Form 8-K in order to cause certain information contained herein and in the exhibits hereto to be incorporated into the Registration Statement by reference.

The summary of the Purchase Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Alston & Bird LLP.

10.1	Stock Purchase Agreement, dated as of August 31, 2018, between OncoSec Medical Incorporated and Alpha Holdings, Inc., filed as Exhibit 10.1 to Form 8-K on September 4, 2018 (File No. 000-54318) and incorporated herein by reference.

23.3	Consent of Alston & Bird LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: December 11, 2018	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President